SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 18


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       19,277
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        1,673
       Class C                                                        4,475
       Class R                                                          146
       Institutional Class                                            2,345


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $16.49
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $16.08
       Class C                                                       $16.06
       Class R                                                       $16.38
       Institutional Class                                           $16.74